Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-48313) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. 1997 Stock Option and Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-50274) of PS Business Parks, Inc. pertaining to the PS 401(k)/Profit Sharing Plan,

(3)	Registration Statement (Form S-8 No. 333-104604) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. 2003 Stock Option and Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-129463) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors,

(5)	Registration Statement (Form S-8 No. 333-184316) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. 2012 Equity and Performance-Based Incentive Compensation Plan,

(6)	Registration Statement (Form S-8 No. 333-203771) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors, and

(7)	Registration Statement (Form S-3 No. 333-202624);

of our reports dated February 23, 2018 with respect to the consolidated financial statements and schedule of PS Business Parks, Inc., and the effectiveness of internal control over financial reporting of PS Business Parks, Inc., included in this Annual Report (Form 10-K) of PS Business Parks, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young, LLP

Los Angeles, California
February 23, 2018